As filed with the Securities and Exchange Commission on March 21, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FiberTower Corporation

(Exact name of registrant as specified in its charter)

Delaware	52-1869023
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

185 Berry Street, Suite 4800

San Francisco, CA 94107

(415) 659-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Scott

185 Berry Street, Suite 4800

San Francisco, CA 94107

(415) 659-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Mark Young

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Common Stock	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Units	—	—	—	—
Total	$30,000,000	(1)(2)	$30,000,000	$3,483

(1)          An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price not to exceed $30,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act, and exclusive of accrued interest, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2011

Prospectus

FiberTower Corporation

$30,000,000

Common Stock

Warrants

Rights

Units

FiberTower Corporation may offer and sell from time to time up to $30,000,000 of our common stock, $0.001 par value, warrants to purchase common stock, rights to purchase common stock, and units consisting of one or more shares of common stock, warrants, rights or any combination of such securities, in one or more transactions.

We will provide specific terms of any offering in supplements to this prospectus.  The securities may be offered separately or together in any combination and as separate series.  You should read this prospectus and any supplement carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select.  If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.  The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “FTWR.” On February 28, 2011, the closing sale price of our common stock on the Nasdaq Global Market was $3.32 per share.

Investing in our securities involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted.  You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “FiberTower,” the “Company,” “we,” “us,” and “our” mean FiberTower Corporation and its wholly owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, of which this prospectus constitutes a part. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.fibertower.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•                  our annual report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 11, 2011; and

•                  the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

FiberTower Corporation

185 Berry Street, Suite 4800

San Francisco, California 94107

(415) 659-3500

Attn: Investor Relations

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include statements regarding, among other things, our financial and business prospects, the deployment of our services, capital requirements, financing prospects, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans and anticipated cash balances. There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, among other things, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors beginning on page 2 of this prospectus.

OUR BUSINESS

We are a leading provider of facilities-based backhaul services to wireless carriers. Facilities-based providers own or lease a substantial portion of the property, plant and equipment necessary to provide backhaul services. Backhaul is the transport of voice, video and data traffic from a wireless carrier’s mobile base station, or cell site, to its mobile switching center, or MSC, or other exchange point where the traffic is then switched onto a wireline telecommunications network. We utilize our comprehensive wireless spectrum assets and extensive fiber service provider relationships to provide backhaul services nationally through a hybrid radio/fiber network architecture. Our services allow wireless carriers to optimize their networks, enable significant improvements in their availability, reliability, scalability and reduce costs, while providing a long-term solution for the increasing demand for backhaul capacity. As of December 31, 2010, the Company had master service agreements with nine U.S. wireless carriers. Through these master service agreements and other customer agreements, the Company provided services to 3,276 billing sites in 13 markets throughout the U.S. as of December 31, 2010.

We compete with a range of diversified telecommunications services providers. Our competitors include (1) Incumbent and Competitive Local Exchange Carriers, including AT&T, Verizon, Embarq, and Qwest, (2) wireless carriers, (3) Cable Multiple System Operators, including Cox, Time Warner Cable, Bright House and Comcast, and (4) Fiber Service Providers, including Level 3 Communications, Time Warner Telecom, Zayo Broadband, DukeNet and FPL FiberNet and (5) other fixed wireless backhaul providers, including Tower Cloud and Telecom Transport Management Inc.

As of March 21, 2011, we had 142 employees, of whom 105 were in Engineering, Market/Field Operations and Network Operations the payroll-related costs of which are classified as Cost of Service Revenues; 9 were in Sales and Marketing; and 28 were in General and Administrative.

We own a national spectrum portfolio of 24 GHz and 39 GHz wide-area spectrum licenses, including over 740 MHz in the top 20 U.S. metropolitan areas and, in the aggregate, approximately 1.55 billion channel pops calculated as the number of channels in a given area multiplied by the population, as measured in the 2000 census, covered by these channels. We believe our spectrum portfolio represents one of the largest and most comprehensive collections of millimeter wave spectrum in the U.S. Our licenses extend over substantially all of the continental U.S., with a population of approximately 300 million.

Our business is in its early stages, and as such we have invested heavily in capital requirements to build and expand our network. As a result, we have incurred net losses and negative cash flows from operating and investing activities since our inception. We expect that we will continue to generate significant operating and net losses and negative cash flows for the next few years.

Our corporate offices are located at 185 Berry Street, Suite 4800, San Francisco, CA 94107, (415) 659-3500. We were incorporated in Delaware in 1993. We maintain a website at www.fibertower.com where general information about us is available. However, information contained on our website is not incorporated by reference into, and does not constitute part of, this prospectus.

RISK FACTORS

An investment in our securities is subject to numerous risks, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein.  You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from any offering of these securities for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the financing of possible business expansions and acquisitions, increasing our working capital and the financing of ongoing operating expenses and overhead.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in:

•                  transactions in the over-the-counter market, the Nasdaq Global Market, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•                  negotiated transactions;

•                  transactions otherwise than on the Nasdaq Global Market or exchanges;

•                  underwritten offerings;

•                  distributions to equity security holders, partners or other stockholders;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise; or

•                  through a combination of these methods of sale.

Direct Sales, Agents, Dealers and Underwriters

We may effect transactions by selling the securities in any of the following ways:

•                  directly to purchasers; or

•                  to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of securities for whom they act as agent or to whom they sell as principals, or both.  The agents, dealers or underwriters that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of securities as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

We and any other persons participating in the sale or distribution of the securities are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the securities by, us or any other such person.  Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the securities.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of securities to be sold, the purchase price and public offering price, any new selling securityholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, we may only sell the securities in those states through registered or licensed brokers or dealers.  In addition, in some states we may not sell the securities unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

DESCRIPTION OF COMMON STOCK

Our certificate of incorporation authorizes the issuance of up to 400,000,000 shares of common stock, par value $0.001 per share.  As of February 28, 2011, there were 49,955,113 shares of common stock outstanding.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights.

Dividend Rights

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Liquidation

In the event of a liquidation, dissolution or winding up of us, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities.

Redemption

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

Other Provisions

All outstanding common stock is, and the common stock offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be fully paid and non-assessable.

This section is a summary and may not describe every aspect of our common stock that may be important to you.  We urge you to read applicable Delaware law, our amended and restated certificate of incorporation and our bylaws because they, and not this description, define your rights as a holder of common stock.  See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or other securities. Warrants may be issued independently or together with common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to the warrants offered will contain a description of the specific terms of that particular issue of warrants offered, including, as applicable:

•                  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  United States federal income tax consequences applicable to such warrants;

•                  the amount of warrants outstanding as of the most recent practicable date; and

•                  any other terms of such warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to vote such underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•                  the date of determining the stockholders entitled to the rights distribution;

•                  the number of rights issued or to be issued to each stockholder;

•                  the exercise price payable for each share of common stock or other securities upon the exercise of the rights;

•                  the number and terms of the shares of common stock or other securities which may be purchased per each right;

•                  the extent to which the rights are transferable;

•                  the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•                  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•                  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, warrants, rights or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•                  the designation and terms of the units and the securities included in the units;

•                  any provision for the issuance, payment, settlement, transfer or exchange of the units;

•                  the date, if any, on and after which the units may be transferable separately;

•                  whether we will apply to have the units traded on a securities exchange or securities quotation system;

•                  any material United States federal income tax consequences; and

•                  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of FiberTower Corporation appearing in FiberTower’s Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. We will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with sales of the shares. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$3,483
Printing expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	$ *

*  These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.

We are incorporated in the State of Delaware.  Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as directors or officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the company’s best interests and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends, or unlawful stock repurchases, redemptions, or other distributions, or for any transaction from which the director derived an improper personal benefit.

Our organizational documents provide that we shall indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. We have entered into indemnification agreements with our directors. The indemnification agreements provide indemnification to our directors under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We also currently maintain liability insurance for our directors and officers.

Item 16.   Exhibits.

The exhibits listed on the Exhibit Index to this registration statement are hereby incorporated by reference.

Item 17.   Undertakings.

A.            The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(i), (A)(1)(ii) and A(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a report filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 21, 2011.

FiberTower Corporation

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt J. Van Wagenen and Thomas A. Scott, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on March 21, 2011.

Signature	Title

/s/ Kurt J. Van Wagenen	Chief Executive Officer and Director
Kurt J. Van Wagenen	(Principal Executive Officer)

/s/ Thomas A. Scott	Chief Financial Officer
Thomas A. Scott	(Principal Financial and Principal Accounting Officer)

/s/ John P. Kelly	Chairman
John P. Kelly

/s/ Randall A. Hack	Director
Randall A. Hack

/s/ Mark E. Holliday	Director
Mark E. Holliday

/s/ Philip M. Kelley	Director
Philip M. Kelley

/s/ Steven D. Scheiwe	Director
Steven D. Scheiwe

/s/ John K. Braniff	Director
John K. Braniff

EXHIBITS

Number	Exhibit Title
*1.1	Form of Underwriting Agreement.

4.1

Restated Certificate of Incorporation of FiberTower Corporation (incorporated by reference to Annex C to FiberTower Corporation’s definitive information statement on Schedule 14C filed on July 25, 2006).

4.2	Bylaws of FiberTower Corporation (incorporated by reference to Exhibit 3.1 to FiberTower Corporation’s Current Report on Form 8-K filed on August 3, 2007).

4.3	Amendment to Bylaws of FiberTower Corporation (incorporated by reference to Exhibit 3.1 to FiberTower Corporation’s Current Report on Form 8-K filed on January 22, 2008).

*4.4	Form of Warrant Agreement, including Form of Warrant Certificate.

*4.5	Rights Agreement, including Form of Rights Certificate.

**5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered.

**23.1	Consent of Independent Registered Public Accounting Firm.

**24.1	Powers of Attorney (included on signature page to the registration statement).

*                 To be filed by amendment or as an exhibit to a Current Report on Form 8-K filed at a later date in connection with a specific offering.

**          Filed herewith.